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                                                              [LOGO OF ANDERSEN]
                                                                        ANDERSEN

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 11, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Multistate Trust I (comprising the Nuveen Arizona Municipal Bond Fund, Nuveen Colorado Municipal Bond Fund, Nuveen Florida Municipal Bond Fund, Nuveen Maryland Municipal Bond Fund, Nuveen New Mexico Municipal Bond Fund, Nuveen Pennsylvania Municipal Bond Fund, and Nuveen Virginia Municipal Bond Fund).


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois
September 24, 2001